UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2008
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
	San Diego, CA	92121
	(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          On March 14, 2008, Gen-Probe Incorporated (the “Company”) entered into an amended and restated employment with Carl W. Hull (the “Amended Agreement”). The Amended Agreement is effective as of March 1, 2008.
          The Amended Agreement reflects the following previously disclosed changes to Mr. Hull’s prior employment agreement: his promotion to President and Chief Operating Officer of the Company; an increased annual base salary of $490,875; and an increase to Mr. Hull’s bonus target from 50% of base salary to 60% of base salary. The Amended Agreement also provides for certain changes to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
          A copy of the Amended Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the text of the Amended Agreement.

Item 9.01.	Financial Statements and Exhibits.
     (d) The following exhibit is filed with this Current Report:
99.1	Amended and Restated Employment Agreement between Gen-Probe Incorporated and Carl W. Hull effective March 1, 2008.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2008		GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit
Number	Description
99.1	Amended and Restated Employment Agreement between Gen-Probe Incorporated and Carl W. Hull effective March 1, 2008.